SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM T-1

                    STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
           OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



               THE FIRST NATIONAL BANK OF CHICAGO
      (Exact name of trustee as specified in its charter)

    A National Banking Association                           36-0899825
                                                  (I.R.S. employer
                                             identification number)

One First National Plaza, Chicago, Illinois                           60670-
0126
     (Address of principal executive offices)                    (Zip Code)

               The First National Bank of Chicago
              One First National Plaza, Suite 0286
                 Chicago, Illinois   60670-0286
    Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
   (Name, address and telephone number of agent for service)



                     RALSTON PURINA COMPANY
      (Exact name of obligor as specified in its charter)



     Missouri                                     43-0470580
    (State  or other jurisdiction of                                (I.R.S.
employer
    incorporation or organization)                           identification
number)


     Checkerboard Square
     St. Louis, Missouri                               63164
(Address of principal executive offices)                         (Zip Code)


                        Debt Securities
                          (Title of Indenture Securities)





Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.
          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
            Section 321(b) of the Act.


              7.A copy of the latest report of condition of the
            trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of
     Chicago and State of Illinois, on the   26th day of March, 1996.


            The First National Bank of Chicago,
            Trustee

            By  /s/ R. D. Manella

               R. D. Manella
               Vice President


* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).





                           EXHIBIT 6



              THE CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE ACT



                         March 26, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Ralston Purina Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   The First National Bank of Chicago

                    By:  /s/ R. D. Manella

                         R. D. Manella
                         Vice President

                                EXHIBIT 7

Legal Title of Bank:          The First National Bank of Chicago Call Date:
12/31/95  ST-BK:  17-1630 FFIEC 031
Address:            One     First     National    Plaza,     Suite     0460
            Page RC-1
City, State  Zip:                                       Chicago, IL  60670-
                                             0460
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                              Dollar       Amounts       in
C400            <-                                                Thousands
RCFD BIL MIL THOU


ASSETS
1.   Cash and balances due from depository institutions (from Schedule
  RC-A):
  a. Noninterest-bearing balances and currency and coin
(1)                      0081
4,003,995       1.a.
    b.   Interest-bearing  balances(2)                                 0071
9,240,284       1.b.
2.   Securities
  a. Held-to-maturity securities(from Schedule RC-B, column A)
                  1754
0     2.a.
    b.   Available-for-sale   securities  (from   Schedule   RC-B,   column
D)............                1773     827,134          2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a.   Federal   Funds   sold                                       0276
3,287,844  3.a.
  b. Securities purchased under agreements to resell                   0277
612,400         3.b.
4.Loans and lease financing receivables:
  a. Loans and leases, net of unearned income (from Schedule
  RC-C)                                 RCFD 2122 16,463,126
   b.  LESS:  Allowance for loan and lease  losses               RCFD  3123
353,777                         4.b.           c. LESS: Allocated  transfer
risk reserve             RCFD 3128              0                     4.c.
  d. Loans and leases, net of unearned income, allowance, and
     reserve (item 4.a minus 4.b and 4.c)                    2125   16,109,3
4.d.
5.Assets   held  in  trading  accounts                                 3545
  12,379,396     5.
6.Premises and fixed assets (including capitalized leases)                  2145
  591,753      6.
7.   Other real estate owned (from Schedule RC-M)                      2150
8,796           7.
8.   Investments in unconsolidated subsidiaries and associated
    companies  (from  Schedule  RC-M)                                  2130
40,560          8.
9.   Customers' liability to this bank on acceptances outstanding
524,918         9.
10.  Intangible assets (from Schedule RC-M)                   2143      101,0
10.
11.  Other assets (from Schedule RC-F)                        2160    1,633,0
11.
12.  Total assets (sum of items 1 through 11)                          2170
49,360,496          12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:          The First National Bank of Chicago Call Date:
12/31/95 ST-BK:  17-1630 FFIEC 031
Address:                    One    First   National   Plaza,   Suite   0460
               Page RC-2
City, State  Zip:                                       Chicago, IL  60670-
                                                  0460
FDIC Certificate No.:         0/3/6/1/8

Schedule RC-Continued
                                        Dollar Amounts in
                                             Thousands                  Bil
Mil Thou
LIABILITIES
13.  Deposits:
  a. In domestic offices (sum of totals of columns A and C
     from Schedule RC-E, part 1)                     RCON 2200 15,174,243
      (1)  Noninterest-bearing(1)                    RCON  6631   6,217,164
13.a.(1)
      (2)  Interest-bearing                          RCON  6636   8,957,079
13.a.(2)
  b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs (from Schedule RC-E, part II)              RCFN 2200  14,435,50
      (1)  Noninterest bearing                       RCFN  6631     625,206
13.b.(1)
     (2) Interest-bearing                              RCFN 6636 13,810,297
13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
  its Edge and Agreement subsidiaries, and in IBFs:
   a.  Federal  funds  purchased                                 RCFD  0278
2,449,282 14.a.
  b. Securities sold under agreements to repurchase                    RCFD
0279      880,215   14.b.
15.   a. Demand notes issued to the U.S. Treasury                      RCON
2840       93,942   15.a.
                                  b.                                Trading
Liabilities................................................................
 ........            RCFD 3548   7,523,265    15.b.
16.  Other borrowed money:
   a. With original maturity of one year or less                       RCFD
2332   1,897,370    16.a.
  b. With original  maturity of more than one year                     RCFD
2333       383,807    16.b.  17.     Mortgage indebtedness and  obligations
under capitalized
       leases                                                RCFD      2910
280,52217.
18.  Bank's liability on acceptance executed and outstanding
524,918   18.
19.  Subordinated notes and debentures              RCFD 3200   1,225,00
20.  Other liabilities (from Schedule RC-G)         RCFD 2930   1,444,36
21.  Total liabilities (sum of items 13 through 20) RCFD 2948
46,312,431
21.
22.  Limited-Life preferred stock and related surplus      RCFD 3282
22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus         RCFD
3838         0      23.
24.     Common   stock                                     RCFD    3230
200,85824.
25.  Surplus (exclude all surplus related to preferred stock)
2,320,126 25.
26.  a. Undivided profits and capital reserves             RCFD
3632       519,849  26.a.          b. Net unrealized holding gains (losses)
on available-for-sale
         securities                                        RCFD    8434
7,31526.b.
27.  Cumulative foreign currency translation adjustments   RCFD
(83) 27.
28.  Total equity capital (sum of items 23 through 27)     RCFD
3210     3,048,065  28.
29.  Total liabilities, limited-life preferred stock, and equity
  capital (sum of items 21, 22, and 28)                    RCFD 3300   49,360,4

Memorandum
To be reported only with the March Report of Condition.
1.Indicate  in the box at the right the number of the statement below  that
  best                  describes                 the                  most
  comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1993  . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . .. . . . .............. . . . . . ....           M.1.
  RCFD 6724     N/A
1
1 =       Independent audit of the bank conducted in accordance
4. = Directors'examination of the bank performed by other
          with generally accepted auditing standards by a certified external a (may be required by state chartering public  accounting  firm which submits  a  report  on  the  bank authority)
2 =       Independent audit of the bank's parent holding company
5 =  Review of financial statements by external
          conducted in accordance with generally accepted auditing auditors standards by a certified public accounting firm which
6 =  Compilation bank's financial statements by external
            submits   a   report  on  the  consolidated   holding   company
auditors
           (but  not  on the bank separately)             7 =  Other  audit
procedures (excluding tax preparation work)
3  =        Directors' examination of the bank conducted in        8 =   No
external audit work
          accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.